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                                                            Exhibit 10(r)



                      THE BANK OF NEW YORK COMPANY, INC.
                   RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

               1.  Eligibility for Benefits.
          (a)  A member of the Board of Directors (the
     "Board") of The Bank of New York Company, Inc. (the "Company") shall be eligible to receive benefits under The Bank of New York Company, Inc. Retirement Plan for Non-Employee Directors (the "Plan") if the member (i) has served for at least five years on the Board, (ii) has retired from the Board (A) following attainment of age 60 or (B) by reason of disability (as defined in paragraph (c) of this Section) after completing 10 years of service as a member of the Board and (iii) is not an employee of the Company or its subsidiaries or a former employee of the Company or its subsidiaries entitled to retirement benefits under a retirement plan of the Company or a subsidiary with respect to his prior service as an employee.
          (b)  For purposes of the Plan, service shall
     include all service as a member of the Board, including service prior to the effective date of the Plan.
          (c) A person shall be considered to have incurred a disability for purposes of the Plan if the Pension Committee of the Board (the "Committee"), in its sole discretion, has determined that the person is unable to engage in any substantial gainful activity by reason of any physical or mental impairment which can be expected to

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     result in death or be of long-continued and indefinite
          duration.
               2.  Retirement Benefits.
          (a)  A retired member of the Board who is eligible
     for benefits under the Plan shall receive an annual retirement benefit equal to the following percentage of the annual cash retainer payable to non-employee Board members at the date he ceased to be a member of the Board:
          Length of Service             % of Annual Retainer

               5 years                            50%
               6 years                            60%
               7 years                            70%
               8 years                            80%
               9 years                            90%
              10 years                           100%

          (b) Retirement benefits for a member of the Board who retires after age 70 shall be paid for the life of the member of the Board. Retirement benefits for a member of the Board who (i) retires between the ages of 60 and 70 or
     (ii) retires by reason of disability shall be paid for a number of years following retirement equal to the number of years of service as a member of the Board.
          (c) Retirement benefits under the Plan shall commence to be paid on a quarterly basis on the first day of the calendar quarter following the retirement of the member of the Board.

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          (d)  Payment of retirement benefits under the Plan
     shall cease upon the death of the retired member of the Board.
          3. Forfeitures. If, in its sole discretion, the Board determines that a person has been removed from the Board for cause, such person shall forfeit all existing or future entitlement to benefits under the Plan.
          4. Disability. In the event that a person who is receiving benefits or is eligible to begin receiving benefits under the Plan has incurred a disability, the Committee may direct any or all of the benefits to which the person may be entitled to be paid in any one or more of the following ways: (a) to the person, or (b) to the person's legal guardian or conservator, or (c) to the person's spouse or to any other individual or entity to be expended for his or her benefit.
          5.  Administration.  The Committee shall
     administer the Plan, resolve any ambiguities or incon-sistencies, and decide all questions arising in its admin-istration, interpretation or application. Any decision of the Committee shall be conclusive and binding on members of the Plan and all other persons having or claiming any right to payments under the Plan.
          6. Amendment and Termination. The Board may amend or terminate the Plan in whole or in part at any time, except that no amendment or termination may reduce or

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     terminate benefits to which a current or retired member of the Board is then entitled without the written consent of the member.
          7.  Source of Payment of Benefits.  The
     obligations of the Company to pay the retirement benefits provided under the Plan shall be contractual only and all payments of retirement benefits hereunder shall be made by the Company from its general assets at the time and in the manner provided herein.
          8. No Assignment. No right, benefit or payment under the Plan shall be subject to assignment, sale or other transfer, nor shall it be liable or subject in any manner to attachment, garnishment or execution.
          9. Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
          10. Effective Date. The Plan shall be effective as of May 11, 1993.